Exhibit 23.3

Chairman
James W. Boyd

President and CEO	Date: May 19, 2023
John T. Boyd II	File No: 3076.017

Managing Director and COO
Ronald L. Lewis

Vice Presidents Robert J. Farmer John L. Weiss	CONSENT OF QUALIFIED PERSON
Michael F. Wick William P. Wolf Managing Director - Australia Jacques G. Steenekamp Managing Director - China Jisheng (Jason) Han Managing Director – South America Carlos F. Barrera	The John T. Boyd Company (“BOYD”) hereby consents to the references to our name as a “qualified person” and to the incorporation by reference of any mineral reserve and other analyses performed by us on behalf of U.S. Silica Holdings, Inc. (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, in this Registration Statement on Form S-8 (the “Registration Statement”) or in any amendment to the foregoing, or to any prospectuses or amendments or supplements thereto.

Pittsburgh	/s/ John T. Boyd II
4000 Town Center Boulevard, Suite 300 Canonsburg, PA 15317 (724) 873-4400	Name: Title:	John T. Boyd II President and CEO
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
(303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

Bogota
+57-3115382113
jtboydcol@jtboyd.com

www.jtboyd.com